Exhibit 10.1
FIRST AMENDMENT TO RIGHTS AGREEMENT
     This First Amendment to Rights Agreement (this “Amendment”) is entered into effective as of September 22, 2006 (the “Effective Date”) by and between Adventrx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Icahn Partners LP, Icahn Partners Master Fund LP and High River Limited Partnership (collectively, the “Icahn Purchasers”).
     WHEREAS, the Company, the Icahn Purchasers and Viking Global Equities LP and VGE III Portfolio Ltd. (collectively, the “Viking Purchasers” and, together with the Icahn Purchasers, the “Purchasers”) are parties to that certain Rights Agreement, with an effective date of July 27, 2005 (the “Rights Agreement”), pursuant to which the Company agreed to set the authorized number of directors constituting the Company’s board of directors at 6 and to not change such number;
     WHEREAS, pursuant to Section 6.2 of the Rights Agreement, any term of the Rights Agreement may be amended with the written consent of the Company and the Icahn Purchasers;
     NOW, THEREFORE, in consideration of both the foregoing premises and the terms and conditions set forth below, the Company and the Icahn Purchasers hereby agree as follows:
     1. Board of Directors. The first sentence of Section 4 of the Rights Agreement is hereby amended and restated to read in its entirety as follows:
“Effective promptly after the Closing, the Company shall set the authorized number of Board directors at six and the Company shall appoint a person suggested by the Purchasers which at the time own a majority of the Purchased Shares (the “Purchaser Designee”) to the vacancy so created; provided, however, that such person, if anyone other than Mr. Carl Icahn, would not subject the Company to making any disclosures under Item 401(f) of SEC Regulation S-K in any proxy statement (the “Criteria”); provided, further, that, the Board may set the authorized number of Board directors at seven if the vacancy created by such action is filled by Jack Lief; provided, further, that, if at any time there are then seven members of the Board and one of such members is removed or resigns, retires or dies and the Purchaser Designee, if any, does not approve a successor, the Company agrees to do those things reasonably necessary and within its control to, as soon as reasonably practicable after the effective date of such removal, resignation, retirement or death, set the authorized number of Board directors at six.”
     2. Internal Reference. The Company and the Purchasers agree that any reference in the Rights Agreement to “this Agreement” (or other similar reference) will be a reference to the Rights Agreement, as amended.
     3. Conflicts. Except to the extent amended herein, the Rights Agreement remains in full force and effect.
     4. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein.
[Signature page follows]

     IN WITNESS WHEREOF, the Company and the Icahn Purchasers have executed this First Amendment to Rights Agreement in duplicate originals effective as of the Effective Date.

COMPANY:	ADVENTRX PHARMACEUTICALS, INC.

	By:	/s/ Evan M. Levine

	Name:	Evan M. Levine

	Title:	Chief Executive Officer

ICAHN PURCHASERS:	ICAHN PARTNERS LP

	By:	/s/ Keith Meister

	Name:	Keith Meister

	Title:	Authorized Signatory

ICAHN PARTNERS MASTER FUND LP

	By:	/s/ Keith Meister

	Name:	Keith Meister

	Title:	Authorized Signatory

HIGH RIVER LIMITED PARTNERSHIP

	By:	/s/ Edward Mattner

	Name:	Edward Mattner

	Title:	Authorized Signatory

[COUNTERPART SIGNATURE PAGE TO FIRST AMENDMENT TO RIGHTS AGREEMENT]